Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of TechPrecision Corporation of our report dated November 3, 2021, relating to the consolidated financial statements of Stadco, Inc., which appears on Form 8-K/A of Tech Precision Corporation filed on November 15, 2021. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Los Angeles, CA

January 7, 2022